Exhibit 99.1
NEWS RELEASE
California Resources Corporation to Combine with Aera Energy
Transaction highly accretive across key 2024E financial metrics
Complementary assets to significantly scale E&P business and expand leading carbon management platform
LONG BEACH, California, February 7, 2024 – California Resources Corporation (NYSE: CRC) today announced the signing of a definitive merger agreement to combine with Aera Energy, LLC (Aera) in an all-stock transaction. The transaction values Aera at approximately $2.1 billion, inclusive of Aera’s net debt and certain other obligations1, and is expected to be immediately accretive. At closing, Aera's owners will receive 21.2 million shares of CRC’s common stock, equal to approximately 22.9% of CRC’s fully diluted shares.
“This strategic transaction will create scale in our operations, generate significant free cash flow, accelerate cash returns to shareholders and expand our energy transition platform,” said Francisco Leon, CRC’s President and Chief Executive Officer. “We remain committed to reducing emissions and this combination will advance our goal to permanently sequester 5 million metric tons per year of CO2 in our underground storage vaults. We are highly confident in our ability to drive sustainable savings that will enhance shareholder returns and deliver meaningful long-term value for our stakeholders. On behalf of CRC, we look forward to working with our new colleagues at Aera. Together, this combination will create an unquestioned leader in energy transition, producing low carbon intensity fuels that California needs while accelerating the decarbonization of the State’s industrial and energy industries.”
Erik Bartsch, Aera’s President and Chief Executive Officer added: “Aera and CRC are two great companies with decades of experience and track records that will serve as a foundation for a strong combination. We are committed to continuing to deliver the energy Californians need today and working to deploy carbon capture at-scale.”
Highlights:
•Immediately accretive to key financial metrics: Priced at approximately 2.6x enterprise value1 / 2024E Adjusted EBITDAX2,3, the transaction is expected to be immediately accretive to key 2024E financial metrics, and reflects approximately a 45% improvement to operating cash flow per share and 90% accretion to free cash flow per share3.
•Creates scale and enhances asset durability: The transaction adds large, conventional, low decline, oil weighted, proved developed producing reserves and sustainable cash flow. Aera had average third quarter 2023 production of approximately 76 thousand barrels of oil equivalent per day (Boe/d) (95% oil) and estimated proved reserves of approximately 262 million Boe at year-end 20224. On a pro forma 2024E basis, CRC will have estimated production of approximately 150 thousand Boe/d (76% oil) and proved reserves of approximately 680 million Boe4 (90% proved developed). The combined company will own interests in five of the largest oil fields in California with opportunities to increase oil recovery.
•Significantly increases free cash flow outlook and expands cash return to shareholders: Pro forma 2024E free cash flow2 is expected to more than double to approximately $685 million3 at strip pricing as of January 25, 2024 of $79.81 Brent and $2.65 Henry Hub, and total nearly $3.0 billion5 through 2028. Following the close of the transaction, CRC plans to allocate its free cash flow to enhance shareholder returns, reduce debt and fund opportunistic expansion of its carbon management business. The Board has authorized a 23% increase to CRC’s Share Repurchase Program to $1.35 billion and extended the program’s authorization through year-end 2025. Post closing, and subject to Board approval, the Company expects to increase its fixed quarterly dividend.
•Expands leading carbon management platform: The combination will expand CRC’s leading carbon management business through the addition of surface acreage and rights, and significant new carbon dioxide (CO2) pore space to enable future carbon capture and sequestration (CCS) development. Through this combination, CRC will receive interests in approximately 220,000 net mineral acres with nearly 80% of the acreage within field boundaries held in mineral fee and 100,000 fee surface acres. Pro forma, CRC will have more than 1.9 million net mineral acres. CRC will also obtain 1 pending Environmental Protection Agency (EPA) Class VI permit application for 27 million metric tons (MMT) of storage capacity in the Belridge Field. CRC also expects to submit an additional Class VI permit for approximately 27MMT of storage at the Coles Levee Field. The Company will have the potential to nearly double its injection rate capacity near CTV I, creating a premier “decarbonization hub” for CO2 storage.
•Significant, identified synergies, with upside: Identified synergies are expected to total $150 million annually and be realized within 15 months of closing. Cumulative synergies over the next decade have an estimated PV-10 value of nearly $1.0 billion. Synergies are expected to be realized primarily through lower operating costs, capital efficiencies, G&A reductions and optimization of shared field infrastructure.
•Maintains strong balance sheet, enhances liquidity: On a pro forma basis, CRC will maintain a strong balance sheet and estimates that its leverage ratio2 will be below 0.5x within one year of closing. Pro forma, the Company expects to have more than $800 million of liquidity within one year of closing and enhanced access to capital.
•Continued leadership across leading energy transition initiatives: Combination of Carbon TerraVault platform and Aera’s Low Carbon Solutions to enable further expansion to a variety of energy transition technologies in development including Direct Air Capture (DAC), geothermal, solar, and water treatment, and enable additional clean tech partnership opportunities with a goal to further decarbonize California
Transaction Details:
Under the terms of the merger agreement, CRC will issue 21.2 million shares of its common stock to the equity owners of Aera, and refinance Aera’s outstanding debt. CRC has secured a firm commitment for a $500 million bridge loan facility to facilitate closing. At current valuations, the pro forma business would have an enterprise value of approximately $5.6 billion1, with CRC shareholders owning approximately 77.1% of the combined company.
Aera is owned by entities managed by IKAV (51%), an international asset management group, and Canada Pension Plan Investment Board (CPP Investments) (49%). Post closing, IKAV-managed entities and CPP Investments will collectively hold 22.9% of CRC’s common stock.
“This transaction provides CPP Investments with an excellent opportunity to scale up our investment in California's energy transition, with Aera and CRC both aligned in their commitment to enabling new carbon management solutions and each bringing complementary strengths to the table,” said Bill Rogers, Managing Director, Global Head of Sustainable Energies, CPP Investments. CPP Investments’ Sustainable Energies Group takes advantage of growing market opportunities as the energy sector evolves and global power demand grows, especially for low-carbon energy alternatives and carbon solutions. “The combined company is set to play a leading role in California’s energy transition, which we view as a promising source of long-term risk-adjusted returns for the CPP Fund.”
Constantin von Wasserschleben, Chairman of IKAV added: ”The combination of CRC and Aera has strong industrial logic and aligns with our philosophy to make investments that effect positive change in the world. The merger brings together the strengths of both companies, who will be better together to operate what will be the largest oil and gas company in California by production. We believe that the world needs access to affordable, reliable and lower carbon energy sources and we advocate a co-existence between renewable and conventional energy for decades to come. We look forward to partnering with the CRC team to shape the future path of the energy transition.”
The CRC management team will run the combined company which will be headquartered in Long Beach, California, and at closing IKAV and CPP Investments will each nominate one representative to the CRC Board.
IKAV and CPP Investments will be subject to customary lock-up periods, which preclude the sale of any shares for six months after closing. At least 2/3 of issued shares will be subject to a 12 month lock up and at least 1/3 of the issued shares will be subject to an 18 month lock up period.
The merger agreement has been unanimously approved by CRC’s Board of Directors and the shareholders of Aera. The transaction is subject to customary closing conditions, regulatory approvals and CRC shareholder approval. The transaction, which has an effective date of January 1, 2024, is expected to close in the second half of 2024.
Pro Forma Estimated 2024 Outlook3:
The transaction has an effective date of January 1, 2024 and on a combined basis CRC expects to produce between 145 and 150 MBoe/d (~76% oil) in 2024. CRC plans to run a one rig program in the first half of 2024 and will focus on workover and maintenance activity. Assuming resumption of a normalized level of new well permit approvals in the second half of 2024, CRC plans to run four to five operated rigs on a combined basis at that time. As CRC waits for the Kern County Environmental Impact Report (KCEIR) litigation ruling expected in the second quarter of 2024, management continues to seek previously started Conditional Use Permits (CUPs) for its core fields.
CRC expects to provide more complete guidance following closing of the transaction.

PRO FORMA CRC GUIDANCE	Total 2024E
Net Total Production (MBoe/d)	145 – 150
Oil Production (%)	76%
Adjusted EBITDAX[2] ($ millions)	$1,460 - $1,615
Capital ($ millions)	$420 - $470
Free Cash Flow[2] ($ millions)	$650 - $720
Note: Free cash flow is before synergies.
Shareholder Return Strategy
CRC is committed to returning significant cash to shareholders through dividends and repurchases of its common stock. On February 6, 2024, CRC’s Board of Directors approved an increase of the Share Repurchase Program to $1.35 billion, an increase of $250 million, and extended the program through December 31, 2025. Adjusting for this increase, CRC has approximately $750 million of capacity remaining under the repurchase program as of December 31, 2023. Post closing, and subject to Board approval, the Company expects to increase its fixed quarterly dividend.
Conference Call Information
A conference call is scheduled for February 7, 2024, at 9:00 a.m. Eastern Time. To participate in the call, please dial (877) 328-5505 (International calls please dial +1 (412) 317-5421) or access via webcast at www.crc.com 15 minutes prior to the scheduled start time to register. Participants may also pre-register for the conference call at https://dpregister.com/sreg/10186471/fb99757555. A digital replay of the conference call will be archived for approximately 90 days and supplemental slides for the conference call will be available online in the Investor Relations section of www.crc.com.
1 Aera’s enterprise value was calculated as 21.2 million of shares of CRC common stock based on a per share price of $46.81 as of February 2, 2024 plus $1.1B of assumed debt and other liabilities, which excludes a discounted hedge liability of ~$240MM, to be issued or assumed by CRC pursuant to the merger agreement. CRC’s enterprise value was calculated as $3.5 billion assuming company’s share price of $46.81 as of February 2, 2024, 71.4 million of fully diluted shares and $116MM of Net Debt2 as of 3Q23.
2 Represents a non-GAAP measure. For all historical non-GAAP financial measures please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. CRC is unable to provide a reconciliation of non-GAAP financial measures contained in this release that are presented on a forward-looking basis for the described transaction because CRC is unable, without unreasonable efforts, to estimate and quantify the most directly comparable GAAP components, largely because predicting future operating results is subject to many factors outside of CRC's control and not readily predictable and that are not part of CRC's routine operating activities, including various economic, regulatory, political and legal factors.
3 Unless otherwise noted, pro forma 2024 estimates are calculated assuming (i) the transaction closed on January 1, 2024, (ii) estimated annualized synergies are excluded, and (iii) strip pricing as of January 25, 2024 of $79.81 per barrel of oil Brent price, NGL realizations of 68% of crude price and Henry Hub gas price of $2.65 per MMBtu. Total pro forma capital includes combined Carbon Management Business and E&P, Corporate and Other business needs. CRC plans to run a one rig program in the first half of 2024 focusing on workover and maintenance activity. In the second half of 2024, and assuming a successful resolution to the Kern County EIR litigation and resumption of a normalized level of permit approvals, CRC plans to run four to five rigs on a pro forma basis. Pro forma per share metrics are calculated using 92.6 million of fully diluted shares of CRC common stock post close, including 21.2 million shares of CRC common stock to be issued at closing of the transaction. All future quarterly dividends and share repurchases are subject to changes in commodity prices, restrictions under credit agreement covenants and the approval of CRC's Board. Pro forma 2024 estimates are forward-looking statements and are based on management’s expectations. Actual results could differ materially. Pro forma 2024E free cash flow of $685MM represents a midpoint of a range between $650MM and $720MM.
4 Reserves determined as of December 31, 2022 and use 2022 SEC Prices of $100.25 per barrel for oil and $6.36 per MMBtu for natural gas.
5 The free cash flow amount shown is cumulative over the 2024-2028 period and includes impact of existing hedge settlements and excludes synergies. These estimates are calculated assuming (i) the transaction closed on January 1, 2024, (ii) strip pricing as of January 25, 2024 of $79.81 per barrel of oil Brent price in 2024, $76.33 per barrel of oil in 2025 and $73.36 per barrel of oil 2026 - 2028, NGL realizations of 68% of crude price and Henry Hub gas price of $2.65 per MMBtu in 2024, $3.50 per MMBtu in 2025, $3.77 per MMBtu in 2026 and $3.78 per MMBtu 2027 - 2028, (iii) net total annual production between 145 – 150 mboepd (76% oil), (iv) decline rates between 10% to 15%, (v) G&A expenses of ~ $380MM through 2028, (vi) total pro forma capital needs of $420MM to $580MM inclusive of Carbon Management, and (vii) 4 to 5 rigs scenario starting from 2H24 and assuming a successful resolution to the Kern County EIR litigation and resumption of a normalized level of permit approvals. Pro forma 2024 - 2028 estimates are forward-looking statements and are based on management’s expectations. Actual results could differ materially.
About California Resources Corporation
CRC is an independent energy and carbon management company committed to energy transition. CRC produces some of the lowest carbon intensity oil in the US and is focused on maximizing the value of its land, mineral and technical resources for decarbonization efforts. For more information about CRC, please visit www.crc.com.
About Aera
Formed in 1997, Aera is based in Bakersfield, California, in the heart of Kern County – one of the largest oil-producing regions in the nation – with additional operations in Ventura, Monterey and Fresno counties. Aera is known for excellent safety and environmental performance. For more information about Aera, please visit www.aeraenergy.com.
About CPP Investments
Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the more than 21 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. As of September 30, 2023, the Fund totaled C$576 billion. For more information, please visit www.cppinvestments.com.

About IKAV
IKAV is an international asset management group headquartered in Germany, with local offices in Luxembourg, Italy, Spain, Portugal, USA and France. The group was established in 2010. It provides institutional investors with investment solutions spanning a broad range of infrastructure energy assets, including solar, concentrated solar power, wind, energy efficiency, geothermal, thermal power plants and upstream. IKAV is a buy and hold investor with a vertically integrated business model to optimize its investment portfolio and to make its assets in line with the global net zero strategy over the upcoming decades. For more information, please visit ikav.com.
Advisors
Citi and Jefferies are serving as financial advisors and Sullivan & Cromwell LLP is serving as legal advisor to CRC. Wells Fargo acted as lead financial advisor alongside Truist and Latham & Watkins LLP is serving as legal advisor to CPP Investments & IKAV.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the transactions contemplated by the merger agreement pursuant to which California Resources Corporation (“CRC”) has agreed to combine with Aera Energy, LLC (“Aera”) (the “Merger Agreement”), including the proposed issuance of CRC’S common stock pursuant to the Merger Agreement. In connection with the transaction, CRC will file a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”), as well as other relevant materials. Following the filing of the definitive proxy statement, CRC will mail the definitive proxy statement and a proxy card to its stockholders. INVESTORS AND SECURITY HOLDERS OF CRC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRC, Aera, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about CRC, Aera and the transaction, without charge, at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by CRC will be available, without charge, at CRC’s website, www.crc.com.
Participants in Solicitation
CRC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about the directors and executive officers of CRC is set forth in the proxy statement for CRC’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2023. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This communication contains statements that CRC believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements, and include statements regarding the benefits of the transaction, CRC's future financial position and operating results, business strategy, projected revenues, earnings, costs, capital expenditures and plans, objectives and intentions of management for the future. Words such as "expect," "could," "may," "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "guidance," "outlook," "opportunity" or "strategy" or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of the management of CRC and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, projected in, or implied by, such statements. Although CRC believes the expectations and forecasts reflected in its forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond CRC's control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause CRC's actual results to be materially different from those described in the forward-looking statements include:
(i)the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the transaction that could reduce anticipated benefits or cause the parties to abandon the transaction,
(ii)the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,
(iii)the possibility that stockholders of CRC may not approve the issuance of new shares of common stock in the transaction,
(iv)the risk that any of the other closing conditions to the transaction may not be satisfied in a timely manner,
(v)transaction costs,
(vi)unknown liabilities,
(vii)the risk that any announcements relating to the transaction could have adverse effects on the market price of CRC’s common stock,
(viii)the ability to successfully integrate the businesses,
(ix)the ability to achieve projected operational and capital synergies and the risk it may take longer than expected to achieve those synergies,
(x)the risk the pending transaction could distract management from ongoing operations,
(xi)the effects of disruption to CRC’s or Aera’s respective businesses and operations, including the ability of CRC and Aera to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers,
(xii)the ability of CRC to obtain the required debt financing pursuant to its commitment letters and, if obtained, the potential impact of additional debt on CRC’s business and the financial impacts and restrictions due to the additional debt,
(xiii)risks related to potential litigation brought in connection with the transaction,
(xiv)risks related to financial community and rating agency perceptions of CRC or Aera or their respective businesses, operations, financial condition and the industry in which they operate,
(xv)risks related to the potential impact of general economic, political and market factors on CRC, Aera or the transaction, and
(xvi)those expressed in its forward-looking statements including those factors discussed in Part I, Item 1A – Risk Factors in CRC's Annual Report on Form 10-K and its other SEC filings available at www.crc.com.
CRC cautions you not to place undue reliance on forward-looking statements contained in this communication, which speak only as of the filing date, and CRC is under no obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise. This communication contains information from third party sources, including information from Aera regarding its assets, operations and results. This data may involve a number of assumptions and limitations. CRC has not independently verified such third-party information and does not warrant the accuracy or completeness of such information.
Joanna Park (Investor Relations)
818-661-3731
Joanna.Park@crc.com
Richard Venn (Media)
818-661-6014
CRC.Communications@crc.com